EXHIBIT 13.1



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
               SECTION 906 OF THE U.S. SARBANES-OXLEY ACT OF 2002

         In connection with the annual report of Mirae Corporation (the "Company") on Form 20-F for the year ending December 31, 2003, as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"), I, Hyung Yun Lee, Chief Executive Officer of the Company, certify, pursuant to
Section 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: June 28, 2004


/s/ Hyung Yun Lee
---------------------------
Hyung Yun Lee
Chief Executive Officer


A signed original of this written statement required by Section 906 has been provided to Mirae Corporation, and will be retained by Mirae Corporation and furnished to the U.S. Securities and Exchange Commission or its staff upon request.

This certification will not be deemed "filed" for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act of 1934 even if the document with which it is submitted to the U.S. Securities and Exchange Commission is so incorporated by reference.